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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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                                 DATE OF REPORT
              (Date of earliest event reported): September 8, 1999

                                EKCO GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                     1-7484
                                  ------------
                                   (Commission
                                  File Number)


    Delaware                                            11-2167167
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 (State or other                                       (IRS Employer
 jurisdiction of                                    Identification No.)
 incorporation)


                          98 Spit Brook Road, Suite 102
                                Nashua, NH 03062
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (603) 888-1212
                                                            -------------

                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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ITEM 1.  CHANGES IN CONTROL OF THE REGISTRANT.

         On September 13, 1999, CCPC Acquisition Corp. ("CCPC"), the parent of Corning Consumer Products Company, through its subsidiary EG Two Acquisition Co. (the "Purchaser"), acquired beneficial ownership of approximately 92.6% of the Registrant's outstanding capital stock in a tender offer to purchase all outstanding shares of the Registrant for $7.00 per share. The tender offer expired on September 8, 1999 at 12:00 midnight, New York City time. As of September 8, 1999, the Registrant had 19,416,621 shares of common stock outstanding and 931,891 shares of Series B ESOP Preferred Convertible Stock outstanding. The purchase price paid in the tender offer by the Purchaser was funded by CCPC which obtained such funds from an affiliate.

         Also, effective September 13, 1999, Peter F. Campanella, William H. Carter, Kevin M. Kelley, C. Robert Kidder, Nancy A. Reardon and William F. Stoll, CCPC's designees to the Registrant's board of directors were appointed as directors of the Registrant and George W. Carmany III, Michael G. Frieze, Avram
J. Goldberg, Kenneth J. Novack, Stuart B. Ross, Alan D. Solomont, Bill W. Sorenson and Herbert M. Stein resigned as directors of the Registrant. As a consequence, CCPC controls the Registrant.

         CCPC plans to merge the Purchaser into the Registrant on September 16, 1999. As a result of the merger, the shares of the Registrant that were not tendered in the tender offer (other than shares owned by the Registrant (or treasury stock or otherwise) or owned by CCPC or the Purchaser or by any other direct or indirect wholly-owned subsidiary of CCPC or the Purchaser and other than shares owned by stockholders who have properly exercised appraisal rights under the Delaware General Corporation Law) will be cancelled, extinguished and converted into the right to receive $7.00 per share in cash and the registrant will become a wholly-owned subsidiary of CCPC. After the merger, the Registrant's common stock will be delisted from the American Stock Exchange

         There are no present arrangements, known to the Registrant, including any pledge by any person of securities of the Registrant, the operation of which may at a subsequent date result in a change of control of the Registrant.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  2.1 Agreement and Plan of Merger by and among EKCO Group, Inc., CCPC Acquisition Corp. and EG Two Acquisition Co., dated as of August 5, 1999, incorporated by reference to Exhibit 2.1 to the Registrant's Current Report of Form 8-K filed on August 5, 1999.

                  2.2 Amendment No.1 to Agreement and Plan of Merger by and among EKCO Group, Inc., CCPC Acquisition Corp. and EG Two Acquisition Co., dated as of August 10, 1999 incorporated by reference to Exhibit 2.1 to the Registrant's Current Report of Form 8-K filed on August 13, 1999.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     EKCO GROUP, INC.

Date:  September 15, 1999            By: /s/ J. Jay Althoff
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                                         J. Jay Althoff
                                         Vice President and General Counsel